Calculation of Filing Fee Tables
S-8
PERDOCEO EDUCATION Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	6,816,605	$ 34.44	$ 234,763,876.20	0.0001381	$ 32,420.89
2	Equity	Common Stock, $0.01 par value per share	Other	135,718	$ 13.77	$ 1,868,836.86	0.0001381	$ 258.09
Total Offering Amounts:						$ 236,632,713.06		$ 32,678.98
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 32,678.98
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the common stock, $0.01 par value per share (the "Common Stock"), of Perdoceo Education Corporation (the "Company"), that may become issuable under the Perdoceo Education Corporation 2026 Long-Term Incentive Plan (the "2026 Plan") and the Perdoceo Education Corporation Amended and Restated 2016 Incentive Compensation Plan (the "2016 Plan") in respect of the securities identified in the table above by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company's receipt of consideration that increases the number of the outstanding shares of the Common Stock. Amounts registered in row 1 represent shares of Common Stock authorized for future issuance under the 2026 Plan as of the date of this Registration Statement, which include (i) 4,500,000 shares of Common Stock initially reserved for issuance under the 2026 Plan, plus (ii) 1,116,605 shares of Common Stock that may become available under the 2026 Plan upon the expiration, lapse, or forfeiture of awards outstanding under the 2016 Plan, plus (iii) an additional 1,200,000 shares of Common Stock that may become issuable upon the vesting of restricted stock unit awards granted under the 2026 Plan, but that are canceled or forfeited, and returned to the 2026 Plan in the future. To the extent outstanding options under the 2016 Plan are forfeited, expire or lapse unexercised or unsettled, such shares of Common Stock subject to such awards will be available for future issuance under the 2026 Plan. See note (2) below. The proposed maximum offering price per share in row 1 was calculated pursuant to Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices per share of the Company's Common Stock as reported on The Nasdaq Global Select Market on May 15, 2026, which was $34.44.

[2]	Amounts registered in row 2 represent shares of Common Stock issuable upon the exercise of outstanding options under the 2016 Plan as of the date of this Registration Statement. To the extent outstanding options under the 2016 Plan are forfeited, expire or lapse unexercised or unsettled, such shares of Common Stock subject to such options will be available for future issuance under the 2026 Plan. See note (1) above. The proposed maximum offering price per share in row 2 has been determined pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per share is $13.77 per share, which is the weighted-average exercise price of stock option awards outstanding under the 2016 Plan as of the date of the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources